TRUSTCO	Exhibit 99(a)
Bank Corp NY	News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Highlights Accolades from
Banking and Financial Experts

Glenville, New York – September 3, 2009

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) is proud to note highlights of the strong rankings that the Company has achieved in reports released by a number of influential independent parties this year, including;

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US Banker magazine ranked TrustCo as the fourth best performing bank in the United States of all banks with assets of $2 billion to $10 billion.  TrustCo has ranked in the top ten of this report for five consecutive years.  In the August 2009 issue of US Banker, the article “Best of the Bunch” discusses the difficult conditions facing banks during 2008, noting that the top performing banks on the list managed to deliver solid returns on equity partly by avoiding the land mines that hurt so many financial institutions.

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Bank Director Magazine once again named TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) as one of America’s top banks.  In its 1st Quarter 2009 edition the magazine named the top 150 performers in the banking industry.  TrustCo ranked 21st for the 2008 calendar year based on an objective analysis of profitability, capital strength and asset quality.

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Audit Integrity, an independent research firm that rates more than 8,000 public corporations on the quality of their corporate integrity as measured by accounting quality and corporate governance practices announced that TrustCo was ranked as one of its 2009 Audit Integrity Top 100.  Audit Integrity calculates an “Accounting and Governance Risk” rating (or AGR®) on a scale of 0 to 100 based on the transparency and statistical reliability of a corporation’s financial reporting and governance practices.  TrustCo’s AGR rating placed it in the 99th percentile of the 8,000 thousand companies rated.  The 2009 ratings are available at www.auditintegrity.com and were discussed on the website of Forbes Magazine.

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SNL Financial ranked TrustCo as the seventh best performing bank in the United States in 2008 of the top 100 banks ranked by asset size in the May edition of SNL ThriftInvestor .  That ranking represents an improvement from eleventh best in 2007.

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The ABA Banking Journal ranked TrustCo as the eighth best performing bank in the United States of all banks with assets of more than $3 billion.  In its May 2009 issue, the article “Banking’s Top Performers, 2008” discusses the extraordinary developments that occurred during 2008, noting that as a group the 145 institutions included in the over $3 billion category had a negative return on equity of 4.2%.  TrustCo reported a positive return on equity of 14.3%.

TrustCo Chairman, President and Chief Executive Officer Robert J. McCormick noted, “We are pleased that so many highly respected independent experts recognized the success TrustCo has had in continuing to report profit levels that exceed our peers.  Our adherence to a sound, focused business plan has enabled us to report solid profits even in difficult economic cycles such as we see today.”

TrustCo Bank Corp NY is a $3.6 billion bank holding company and through its subsidiary, Trustco Bank, operates 129 offices in New York, Florida, Massachusetts, New Jersey and Vermont.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in national and local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events. Additional discussion of risks can be found in the Company’s annual reports, Form 10-K and Form 10-Q filings.